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                                                                    EXHIBIT 99.3
                                 ONCORMED, INC.
                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM
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                      Action                                                    Complete Sections:
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SECTION 1:
ACTION                / / New Enrollment                                        2, 3, 7 and sign attached
                                                                                           ---
                                                                                           Stock Purchase Agreement
                      / / Change Payroll Deductions                             2, 4, 7
                      / / Terminate Payroll Deductions                          2, 5, 7
                      / / Leave of Absence                                      2, 6, 7
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SECTION 2:
PERSONNEL             Name___________________________________________________________________________________________________
DATA                        Last                First              MI                                           Dept.

                      Home Address___________________________________________________________________________________________
                                                                                 Street
                         ____________________________________________________________________________________________________
                              City                      State                           Zip Code
                      Social Security #:/ // // /-/ // /-/ // // // /
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SECTION 3:
NEW                   Effective with the Purchase
ENROLLMENT            Period Beginning:                                         Payroll Deduction Amount:  _____% of cash earnings*
                      / /February 1, 199__
                      / /August 1, 199__                                        * Must be a multiple of 1% up to a maximum of 15% of
                                                                                  after-tax cash earnings
                      / /Initial Purchase Period -- ______________, 1996
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SECTION 4:
CHANGE                Effective with the                                        I authorize the following new level of payroll
PAYROLL               Pay Period Beginning:    ______________________________   deductions:_________% of cash earnings*
DEDUCTIONS                                            Month, Day and Year
                                                                                * Must be a multiple of 1% up to a maximum of 15% of
                                                                                  after-tax cash earnings

                      NOTE:        You may increase or decrease your rate of payroll deductions to become effective as of the start date of the next purchase period.
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SECTION 5:
TERMINATE             Effective with the                                        Your election to terminate your payroll deductions
PAYROLL               Pay Period Beginning:  ______________________________     for the balance of the purchase period cannot be
DEDUCTIONS                                          Month, Day and Year         changed, and you may not rejoin the purchase period
                                                                                at a later date.  You will not be able to resume
                                                                                participation in the ESPP until a new purchase
                                                                                period begins.

                      Your ESPP payroll deductions collected to date for the purchase period in which you file this termination notice will be refunded to you.

                      NOTE:         If your employment terminates for any reason or your eligibility status changes (<20 hrs/wk or
                                    <5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase period will automatically be refunded to you.
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SECTION 6
LEAVE OF              In connection with my unpaid leave of absence, I elect the following action regarding my ESPP payroll
ABSENCE               deductions to date in the current purchase period:

                      / / Purchase shares of OncorMed, Inc. at end of the period
                                  OR
                      / / Refund ESPP payroll deductions collected

                      NOTE:         If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.
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SECTION 7
AUTHORIZATION
I hereby authorize the specific action or actions indicated above.


_____________________________                                                   __________________________________________________
           Date                                                                                Signature of Employee
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